UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California (Address of Principal Executive Offices)	92081 (Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the private placement of up to 100,000,000 shares of our Common Stock, par value $0.001 (“Shares”) to selected accredited investors for an aggregate amount of $4,000,000, or $0.04 per share of Common Stock (“Share”) (the “Offering”), on August 31, 2016, we sold an aggregate of 18,125,000 Shares, at $0.04 per share, to four (4) accredited investors for a total purchase price of $725,000 in cash. As one of the accredited investors, Esenjay Investments LLC (“Esenjay”), our controlling shareholder and our primary credit line holder, purchased an aggregate of 12,500,000 Shares, at $0.04 per share, for an aggregate cash purchase price of $500,000 in cash. Michael Johnson, our director, is the sole director and beneficial owner of Esenjay.

The Shares offered and sold in the Offering have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Shares were offered and sold to the accredited investors in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,
A Nevada Corporation

Dated: September 7, 2016	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer and Interim
Chief Financial Officer